Exhibit 10.11


                FIRST AMENDMENT TO JOINT VENTURE AGREEMENT

                                    OF

                   OLY STRATUS ABC WEST I JOINT VENTURE


           THIS FIRST AMENDMENT TO JOINT VENTURE AGREEMENT OF OLY STRATUS ABC WEST I JOINT VENTURE (this "Amendment") is entered into this 9th day of November, 1998 by and among Oly ABC West I, L.P., a Texas limited partnership ("Olympus") and Stratus ABC West I, L.P., a Texas limited partnership ("Stratus").


                            W I T N E S S E T H


            WHEREAS, Oly Stratus ABC West I Joint Venture, a Texas joint venture (the "Partnership") was formed on September 30, 1998, pursuant to that certain Joint Venture Agreement of Oly Stratus ABC West I Joint Venture (the "Joint Venture Agreement"), with Olympus as the Financial
               Partner and Stratus as the Operating Partner.


           WHEREAS, Olympus and Stratus desire to amend the Joint Venture
                      Agreement in certain respects.

          NOW, THEREFORE, Olympus, FM and Stratus hereby agree as follows:


1. Definitions. The following terms hereby replace or are hereby inserted as definitions in Section 1.1 of the Joint Venture Agreement:

              "Development Loan Agreement" shall mean that certain Development Loan Agreement dated November 9, 1998, by and between Oly Stratus ABC West I Joint Venture and Bank One, Texas, National Association.

              "Escrow Deposit" shall have the meaning set forth in the Development Loan Agreement.

          2.   Escrow Deposit.  The following is hereby inserted as the new
          Section 3.3 of the Joint Venture Agreement and the current
          Section 3.3 and 3.4 are renumbered Section 3.4 and 3.5, respectively:

           3.3 Escrow Deposit. Pursuant to the Development Loan Agreement, the Escrow Deposit was delivered by an affiliate of the Operating Partner (the "Guarantor") on behalf of the Partnership to Bank One, Texas. In consideration of the payment of the Escrow Deposit by the Guarantor, the Partnership agrees to pay to the Guarantor an amount equal to twelve percent (12%) per annum, minus the interest accruing on the outstanding portion of the Escrow Deposit compounded at the rate of return on the Escrow Deposit held by Bank One, Texas (the "Interest Spread"), until the Escrow Deposit has been released or applied to the loan evidenced by the Development Loan Agreement. In the event the Escrow Deposit is applied to the loan evidenced in part by the Development Loan Agreement, the Financial Partner shall elect to call a Mandatory Additional Contribution in an amount necessary to reimburse the Guarantor for the portion of the Escrow Deposit and the Interest Spread which has not been paid by the Partnership to the Guarantor.

          4. Distributions. Section 6.1 of the Joint Venture Agreement is hereby deleted in its entirety and the following is inserted in its place:

               6.1 Distributions. No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed as set forth below and in the order of priority as set forth below.

(i) First, to the payment of debt pursuant to the terms of the Development Loan Agreement; then
(ii) Second, to the payment of the Escrow Deposit and the Interest Spread;
then
(iii) Third, to the payment of the Mezzanine Financing pursuant to the terms of the Mezzanine Loan Agreement; then
(iv) Fourth, to the return, pari passu of the Capital Contributions to each Partner; then
(v)  Fifth, to each Partner in proportion to the Sharing Ratios.

     Notwithstanding anything to the contrary contained in this Section 6.1, to the extent there is available Cash Flow, the Partners agree to make distributions to the Financial Partner in the amount of its federal income tax liability; provided, however, before any future distributions of Cash Flow are made for items (iii) through (v) above, the Operating Partner shall receive a proportionate distribution based on the Sharing Ratio.


     5. Release from Liability Under the Buy/Sell. The following is hereby inserted to the end of Section 7.3(f) of the Joint Venture
     Agreement:
     Notwithstanding anything to contrary contained in this Agreement, in the event the closing of the Buy/Sell transaction occurs, at such closing the Escrow Deposit shall be paid in full by the Partnership.


     6. Confirmation of the Joint Venture Agreement. Except as modified by this Amendment, the Joint Venture Agreement is hereby confirmed.

     7. Counterparts. This Amendment may be executed in several counterparts, all of which, when taken together, shall constitute one and the same agreement. An executed copy of this Amendment transmitted by telecopy shall be sufficient as an original for all purposes.

     8. Captions. The captions preceding the various provisions of this Amendment have been inserted solely for convenience of reference and shall not be used in construing this Amendment.

     [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, Olympus and Stratus have executed this Amendment the day and year first set forth above.


     OLYMPUS:

     OLY ABC WEST I, L.P.,
     a Texas limited partnership
     By:  Oly Texas GP II, LLC,
     a Texas limited liability company,
     its sole general partner


     By:/s/ Ron J. Hoyl
     ------------------
     Name: Ron J. Hoyl
     Title: Vice President


     STRATUS:

     STRATUS ABC WEST I, L.P.,
     a Texas limited partnership
     By:  STRS L.L.C.,
     a Delaware limited liability company,
     its general partner
     By:  Stratus Properties Inc.,
     a Delaware corporation,
     its sole member


     By:/s/ William H. Armstrong III
     -------------------------------
     William H. Armstrong, III
     President and CEO